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                                  EXHIBIT 21.1

               SUBSIDIARIES OF BOBBY ALLISON WIRELESS CORPORATION

Bobby Allison Wireless, Inc. (Florida)(100%)
BAW Acquisition, Inc. (Florida)(100%)















316618.1